SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (**"Agreement"**) is hereby entered into effective June 28th, 2018 (the **"Effective Date"**) by and between Ciner Wyoming LLC, a Delaware limited liability company (**"Ciner"**), on the one hand, and Rock Springs Royalty Company LLC, a Utah limited liability company (**"Rock Springs"**), on the other hand. The foregoing parties are referred to herein as the **"Parties"** or **"Party."**

RECITALS

A. Ciner and Rocks Springs are parties, as successors in interest to the prior contracting parties, to a License Agreement dated July 18, 1961 (the **"1961 Agreement"**), concerning the mining of sodium minerals by Ciner on land owned by Rock Springs in Sweetwater County, Wyoming.

B. On or about February 2, 2016, Ciner filed a Complaint (**"Complaint"**) initiating an action in the Third Judicial District Court in and for Sweetwater County, State of Wyoming, entitled *Ciner Wyoming LLC v. Rock Springs Royalty Company, LLC*, No. C-16-77-L (the **"Action"**). On or about January 3, 2017, Ciner filed an Amended Complaint in the Action (**"Amended Complaint"**).

C. The Complaint and Amended Complaint assert claims relating to the 1961 Agreement, including Ciner's contention that it has overpaid royalties to Rock Springs under the 1961 Agreement and that Ciner is entitled to a modification of the expiration term of that Agreement. Rock Springs has denied Ciner's allegations, including that it overpaid royalties to Rock Springs under the 1961 Agreement and that Ciner is entitled to a modification of the expiration term of that Agreement.

D. The Parties desire to resolve the Action, including any and all claims, counterclaims, and third-party claims that have been or could have been asserted therein, on the terms set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1. Incorporation of Recitals. The recitals set forth above are incorporated into this Agreement.

2. Payment to Ciner. Within 14 business days of the execution of this Agreement by all Parties hereto, Rock Springs shall pay to Ciner the sum of twenty-seven million, five-hundred thousand dollars and zero cents ($27,500,000.00) by wire transfer.

3. **Amendment of 1961 Agreement.** Concurrent with the execution of this Agreement by all Parties hereto, Ciner and Rock Springs shall enter into an Amendment to the 1961 Agreement in the form attached hereto as Exhibit A.

4. **Dismissal of the Action with Prejudice.** Concurrent with the transfer of the payment required by Paragraph 2, the Parties shall cause their respective counsel to execute a stipulation and submit the same to the Third District Court, Sweetwater County, State of Wyoming, requesting the dismissal of the Action, and all claims asserted therein, with prejudice and on the merits, each Party to bear its own attorneys' fees and costs.

5. **Mutual Release.** Ciner, on the one hand, and Rock Springs, on the other hand, and all other persons or entities that could make claims by or through either of them, hereby forever release, acquit, and discharge each other, and each of its parents, subsidiaries, affiliates, divisions, shareholders, owners, directors, officers, managers, members, employees, partners, representatives, agents, attorneys, insurers, successors and assigns, of and from any and all claims, causes of action, demands, obligations, indebtedness, damages, costs, expenses, attorneys' fees, and liabilities of any kind or character whatsoever, including without limitation claims for subrogation and/or indemnification, known or unknown, suspected or unsuspected, asserted or unasserted in, arising from, or relating to the Action, including all facts alleged and claims asserted therein; provided, however, that this Release shall not (a) affect or impair the rights or obligations of any Party under the 1961 Agreement, as amended, except to the extent – if any – set forth in this Agreement; or (b) impair the right of any Party hereto to seek enforcement of any rights preserved by or set forth in this Agreement, nor release any obligation preserved by or set forth in this Agreement.

6. **General Representations and Warranties of the Parties.** Ciner, on the one hand, and Rock Springs, on the other hand, each make the following representations, warranties, covenants, and acknowledgments to each other, as may be applicable, to induce the other Party to enter into this Agreement, and the Parties each acknowledge that the other Party is reasonably relying upon such representations, warranties, covenants and acknowledgments as a material inducement to execution of this Agreement:

(a) Ciner and Rock Springs have not, individually or collectively, in whole or in part, sold, assigned, transferred, conveyed or made any other disposition of any cause of action, claim, demand, right, obligation, interest, shares, or damages released or covered herein;

(b) Ciner and Rock Springs have the sole right and exclusive authority to execute this Agreement and to take all other actions required by this Agreement; and

(c) Ciner and Rock Springs each have had a full and fair opportunity to review the terms and conditions of this Agreement and consult with legal counsel of their choice concerning the legal effect and consequences of entering into this Agreement, and are not relying upon the advice of legal counsel for the other Party.

7. No Admissions. This Agreement constitutes the settlement of disputed claims. Nothing contained in this Agreement shall constitute any admission of liability between the Parties, and each Party expressly denies the allegations and claims of the other(s).

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, representatives, successors, and assigns.

9. Authority and Acknowledgment. Each individual signing this Agreement on behalf of a corporation, partnership, proprietorship, association, limited liability company, or other organization hereby represents and warrants that he or she has read this entire Agreement, understands all of its terms and provisions, and has authority to enter into this Agreement on behalf of such corporation, partnership, proprietorship, association, limited liability company, or organization. Each individual signing this Agreement on his or her own behalf represents and warrants that he or she has read this entire Agreement, understands all of its terms and provisions, and has voluntarily entered into this Agreement.

10. No Third Party Beneficiaries. Except for any express beneficiaries of this Agreement, no third party to this Agreement shall be entitled to enforce any provision hereof, nor may any third party hereto be entitled to rely upon any representation, warranty, covenant, acknowledgment or any other provision hereof.

11. Waiver. Acceptance by any Party of any performance less than required hereby shall not be deemed a waiver of the rights of such Party to enforce all of the terms and conditions hereof. No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the Party to be charged therewith.

12. Rules of Construction. Each of the Parties hereto has revised, or requested revisions to, this Agreement. Any ambiguities are not to be resolved against any Party hereto. The titles and subheadings of the Agreement are for ease of reference only and not intended to create or alter the substantive terms of this Agreement.

13. Severability. The terms and provisions of this Agreement are severable, and should any term or provision hereof be declared or determined by any court, arbitrator or arbitration panel, or other governmental body or organization to be void, voidable, or unenforceable under any applicable law, such void, voidable, or unenforceable term or provision shall not affect or invalidate any other term or provision of this Agreement, which shall continue to govern the relative rights and duties of the Parties as though the void, voidable, or unenforceable term or provision were not a part of this Agreement. In addition, it is the intention and agreement of the Parties that all terms and conditions hereof be enforced to the fullest extent permitted by the law.

14. Costs, Expenses, and Attorneys' Fees. The Parties hereto shall bear their own respective costs, expenses, and attorneys' fees incurred in connection with the Action and with the negotiation, preparation, execution, and performance of this Agreement. If any action, proceeding or motion is brought to enforce or construe the terms of this Agreement, the party

substantially prevailing in that action or proceeding shall be entitled to recover from the party not prevailing all of his/its reasonable costs, expenses, and attorneys' fees incurred therein.

15. Choice of Law. This Agreement shall be interpreted, construed, and enforced in accordance with and governed by the laws of the State of Wyoming without regard to choice of law or conflicts of law principles.

16. Counterparts. This Agreement may be executed in counterparts, and facsimile or scanned signatures shall be deemed acceptable as if they were original.

17. Miscellaneous; Entire Agreement. This Agreement constitutes the entire Agreement between the Parties, and contains all of the terms, covenants, conditions, and agreements between the Parties hereto concerning the subject matters treated herein, and all prior negotiations, discussions, and understandings between the Parties are intended to be merged herein; provided, however, that this provision shall not have the effect of altering or impairing any of the terms set forth in the 1961 Agreement, as amended. No Party has relied upon any representation, promise, assurance, covenant, or agreement not included in the terms hereof in making the decision to enter into this Agreement. This Agreement may not be amended or supplemented except through a writing executed by all Parties whose rights are or may be affected by any such supplement or amendment.

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IN WITNESS WHEREOF, the Parties hereto have signed and executed this Agreement on the dates set forth below, effective as of the Effective Date.

CINER WYOMING LLC

By: [signature]

Its: VP, General Counsel

Date: June 28, 2018

ROCK SPRINGS ROYALTY COMPANY LLC

By: ______________________________

Its: ______________________________

Date: ______________________________

IN WITNESS WHEREOF, the Parties hereto have signed and executed this Agreement on the dates set forth below, effective as of the Effective Date.

CINER WYOMING LLC

By: ____________________________

Its: ____________________________

Date: ____________________________

ROCK SPRINGS ROYALTY COMPANY LLC

By: [signature]

Its: Manager

Date: 6/28/18

EXHIBIT A TO SETTLEMENT AGREEMENT AND RELEASE

Amendment to 1961 Agreement

AMENDMENT – 1961 LEASE AGREEMENT

THIS AMENDMENT TO AGREEMENT (the "Amendment") is made and entered into as of the 28th day of June, 2018 (the "Effective Date"), by and between ROCK SPRINGS ROYALTY COMPANY, LLC, a Utah limited liability company (hereinafter "Licensor"), and CINER WYOMING LLC, a Delaware limited liability company (hereinafter "Licensee").

RECITALS

WHEREAS, Union Pacific Railroad Company, as original licensor, and Stauffer Chemical Company of Wyoming, as original licensee, entered into that certain License Agreement dated July 18, 1961 (the "License Agreement") covering lands situated in Sweetwater County, Wyoming, said lands being more particularly described in said License Agreement;

WHEREAS, Licensor, as successor in interest to Union Pacific Railroad Company with regard to the License Agreement and OCI Wyoming L.P., as successor in interest to Stauffer Chemical Company of Wyoming with regard to the License Agreement, entered into an "Amendment of License Agreement" on September 20th, 2010 ("Amendment to License Agreement");

WHEREAS, Licensee has succeeded to the interest of Stauffer Chemical Company of Wyoming and OCI Wyoming L.P. with regard to the License Agreement, as amended by the Amendment to License Agreement;

WHEREAS, Licensor and Licensee desire to amend the License Agreement, as amended by the Amendment to License Agreement, with regard to (i) the term extension provision, (ii) the favored-nations provision, and (iii) the production royalty rate.

AGREEMENT

NOW THEREFORE, for valuable consideration and the mutual covenants and considerations, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.

Section 4 of the License Agreement, as amended by the Amendment to License Agreement, is deleted in its entirety and in its place and stead the following provision is substituted effective as of June 28th, 2018.

Section 4: Term

The term of the License Agreement shall extend until July 18, 2061 and for so long thereafter as Licensee continuously conducts operations to mine and remove sodium minerals from the Licensed Premises in commercial quantities. Suspensions of mining or processing due to causes beyond Licensee's reasonable control or other temporary suspensions of mining or processing shall not be construed as cessation of continuous mining.

This License Agreement shall terminate, or may be terminated, in whole or in part, as follows:

(a) if in the judgment of Licensee the sodium minerals cannot be profitably mined or produced, then Licensee may, upon not less than sixty (60) days' written notice to Licensor, terminate this License Agreement as to all or any part of the Licensed Premises as to which it is not then in default;

(b) if Licensee shall have worked and mined the Licensed Premises in accordance with the provisions of Section 10 of the License Agreement, and it determines that it cannot profitably continue its operations as a whole, it may, upon not less than sixty (60) days' written notice to Licensor, terminate this License Agreement; or

(c) if Licensee fails for a period of two consecutive years following July 18, 2061, to have the Licensed Premises worked and mined in accordance with the provisions of Section 10 hereof, then Licensor may at its option upon not less than sixty (60) days' written notice to the Licensee terminate this license.

2.

Section 5 of the License Agreement, as amended by the Amendment to License Agreement, is deleted in its entirety and in its place and stead the following provision is substituted effective as of June 28th, 2018.

Section 5: Minimum Royalties, Surface Owner Consent

For the rights and privileges herein granted, Licensee agrees to pay to Licensor each year a minimum royalty at the rates herein prescribed on thirty-seven thousand five hundred (37,500) tons of sodium minerals produced from the Licensed Premises; such minimum royalty payments to be credited against the first tonnage royalties which may accrue hereunder during the year in which said minimum royalties are paid; provided however, that if in any year the Licensee's operations are interrupted by strikes, Act of God, orders of governmental authority, or other causes beyond the control of the Licensee, the aforesaid minimum royalty shall be reduced proportionately for the time during which the Licensee's operations are so interrupted.

It is expressly understood and agreed that the rights granted herein are subject to the condition that no entry shall be made upon the Licensed Premises and no operations shall be conducted thereon until the consent to the use of the surface of the Licensed Premises for the purposes contemplated by this license shall have been obtained from the surface owner or owners under written instrument satisfactory to Licensor.

3.

Section 6 of the License Agreement, as amended by the Amendment to License Agreement, is deleted in its entirety and in its place and stead the following provisions are substituted effective as of June 28th, 2018.

<u>Section 6:</u> <u>Production Royalties</u>

(A) (i) Licensee shall pay Licensor a production royalty (the "Production Royalty") under this License Agreement, calculated on a per short ton (hereinafter referred to as "ton") basis expressed in U.S. dollars, for each sale of Sodium Mineral Products produced from ore extracted from the Licensed Premises, of eight percent (8%) of the Sale Price of such Sodium Mineral Products.

(ii) For each sale of Purge Liquor produced from ore extracted from the Licensed Premises, Licensee shall pay Licensor a Production Royalty, calculated on a per ton basis of dry soda ash equivalent contained in the Purge Liquor and expressed in U.S. dollars, of eight percent (8%) of the Sale Price for the sale of such Purge Liquor.

(B) Licensee shall pay the Production Royalty described in this Section 6 on or before the 25th day of the month after the last month of each calendar quarter in which a sale occurs during each year during the term hereof.

(C) For purposes of this Section 6, "Sodium Mineral Products" means the final and finished sodium products produced at Licensee's Facilities and sold or saleable in commerce. The term shall include, but not be limited to, crude ore, soda ash, any intermediate product between crude ore and soda ash, caustic soda, sodium sulfite, sodium cyanide and sodium bicarbonate.

(D) For purposes of this Section 6, "Purge Liquor" means a waste stream withdrawn during the evaporative crystallization process at Licensee's facility and not used in the production of Sodium Mineral Products.

(E) For purposes of this Section 6, the "Sale Price" for Sodium Mineral Products or Purge Liquor from the Licensed Premises shall be the weighted average of all prices actually received by Licensee in arm's-length transactions during the calendar quarter for which royalties are assessed, less (a) any direct bagging and palletizing costs and (b) any freight or shipping costs. If in any calendar quarter the only sales are intercompany transfers or non-arms-length transactions, the Sale Price for

calculating the Production Royalty shall be based on the higher of (i) the last Sale Price average applied in the last calendar quarter where a Sale Price was calculated based on arms-length transactions, or (ii) the average price received by Licensee from intercompany transfers or non-arms-length transactions during the calendar quarter in question. Any Sale Price calculated pursuant to the preceding subsections (i) or (ii) shall be adjusted at the higher rate of (x) 2% (on an annualized basis), or (y) the percentage change in the Consumer Price Index/For All Urban Consumers calculated using the last day of the last quarter in which there was an arms-length transaction as the baseline data point.

4.

This Amendment constitutes an Amendment to the License Agreement, as amended by the Amendment to License Agreement, and no other modifications or amendments are made other than those expressed herein above. The parties hereby agree and confirm that the License Agreement, as amended by the Amendment to the License Agreement and this Amendment, shall continue in full force and effect according to its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate effective as of the date first hereinabove written.

Attest:	Rock Springs Royalty Company LLC
______________________	By: ______________________
Secretary	Its: ______________________

Attest:	Ciner Wyoming LLC
______________________	By: ______________________
Asst. Secretary	Its: ______________________

STATE OF ________________)
) ss.
COUNTY OF ________________)

The foregoing instrument was acknowledged before me this ___ day of ____________, 2018, by ____________________ as ____________________ of Rock Springs Royalty Company LLC, a Utah limited liability company, on behalf of the company.

WITNESS my hand and official seal.

My Commission Expires: ______________________

____
Notary Public

STATE OF ________________)
) ss.
COUNTY OF ________________)

The foregoing instrument was acknowledged before me this ___ day of ____________, 2018, by ____________________ as ____________________ of Ciner Wyoming LLC, a Delaware limited liability company, on behalf of the company.

WITNESS my hand and official seal.

My Commission Expires: ______________________

____
Notary Public